Exhibit 1.01

ASE Technology Holding Co., Ltd.
Conflict Minerals Report

For the year ended December 31, 2018

Corporate Overview

ASE Technology Holding Co., Ltd. (“ASEH”, “we”, “our”, “us”) was established on April 30, 2018 as a company limited by shares under the R.O.C. Company Law, by the combination of Advanced Semiconductor Engineering, Inc. (“ASE”) and Siliconware Precision Industries Co., Ltd. (“SPIL”), which were incorporated on March 23, 1984 and May 17, 1984, respectively. As of January 31, 2019, ASEH directly controls ASE, SPIL, and Universal Scientific Industrial Co., Ltd. (“USI”). ASEH’s manufacturing facilities are located in Taiwan, China, South Korea, Japan, Singapore, Malaysia, Mexico, America and Europe.

ASEH is the leading provider of semiconductor manufacturing services in assembly and test. ASEH develops and offers complete turnkey solutions covering front-end engineering test, wafer probing and final test, as well as IC packaging, materials and electronic manufacturing services through USI with superior technologies, breakthrough innovations, and advanced development programs.

We have manufacturing facilities located in Taiwan, China, Malaysia, Japan, Singapore, Korea and America that provide packaging, testing and materials services to many semiconductor companies around the world. A typical customer engagement involves receiving consigned silicon wafers from the customer, performing a series of manufacturing services to the wafers, and delivering a completed, packaged integrated circuit back to the customer.

Since our acquisition of a controlling interest in USI in February 2010, we provide a broad range of electronic manufacturing services to a global customer base. We have manufacturing facilities located in Taiwan, China, Mexico and Europe that provide electronic manufacturing services. In providing these services, we acquire numerous electronic and non-electronic components, and assemble them into sub-assemblies and finished products.

Product Scope

We determine gold, tin, tungsten or tantalum (“3TG” or “conflict minerals”) are “necessary to the functionality or production” of a product manufactured or contracted to be manufactured by ASEH.

(1)	For our packaging and materials services, we typically add gold and tin as direct materials in the manufacturing process, and we occasionally add tungsten and tantalum. We do not use gold, tin, tungsten or tantalum in our testing services.

(2)	For our electronic manufacturing services, typical materials and components which we utilize include solder (tin based), electrolytic capacitors (tantalum bearing), integrated circuits (gold wire) and high temperature wires (tungsten). Gold, tin, tungsten and tantalum are essential to our electronic manufacturing services.

All packaging and materials services and electronic manufacturing services we provide contain one or more of the conflict minerals: gold, tin, tungsten or tantalum.

Reasonable Country of Origin Inquiry (RCOI)

We conducted a reasonable country of origin inquiry (“RCOI”) to determine whether 3TG have originated in the Democratic Republic of the Congo (“DRC”) or its adjoining countries (the “Covered Countries”), or are from recycled or scrap sources.

Our RCOI included to:

(1)	Identify our suppliers who provided us with materials containing 3TG and then use the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”) to facilitate transparency of the supply chain regarding 3TG sourced from the smelters and refiners.

We identified 550 suppliers in the reporting period and used the CMRTs to identify the Smelters or Refiners (“SoRs”) of 3TG and their origin countries.

(i)	For our packaging and materials services, a total of 171 suppliers provided us with materials containing 3TG.

(ii)	For our electronic manufacturing services, we selected 379 suppliers from a total of 1,467 suppliers who provided us with materials containing metals by the following assessment criteria: (1) the suppliers with purchase amounts greater than US$0.64 million in 2018, which in aggregate accounted for more than 95% of our total purchase amount, and (2) the suppliers whose conflict minerals are used in the services we provide to our top three customers.

(2)	Confirm with our suppliers that they are in compliance with our conflict minerals policy and their covenant to disclose the source information of the smelters and refiners under the representation letters.

Based on our RCOI results, we have reason to believe that the conflict minerals in our products may have originated in the Covered Countries or may not come from recycled or scrap sources. Therefore, we conducted due diligence on the source and chain of custody of the conflict minerals in our products.

Below are the results of our RCOI.

Packaging and Materials Services

Gold

During 2018, we purchased gold for our packaging and materials services from a total of 96 suppliers. None of these suppliers are SoRs, and all these suppliers purchased gold from SoRs or from third parties. Based on the CMRTs we collected, we identified a total of 103 SoRs from which we indirectly purchased gold in 2018 for our packaging and materials services. All 96 of our gold suppliers for our packaging and materials services responded to our request to identify the SoRs from which they sourced gold during 2018, representing 100% of our total gold expenditure.

Based on an inspection of the list available at www.responsiblemineralsinitiative.org/ conducted on December 31, 2018, all 103 SoRs from which we indirectly purchased gold in 2018 for our packaging and materials services are participants in at least one of (i) the Responsible Minerals Assurance Process (“RMAP”) operated by RMI, (ii) the Gold Industry—London Bullion Market Association (“LBMA”), or (iii) the Gold Industry— Responsible Jewellery Council (“RJC”).

Tin

During 2018, we purchased tin for our packaging and materials services from a total of 106 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tin from SoRs or from other third parties. Based on the CMRTs we collected, we identified a total of 73 SoRs from which we indirectly purchased tin in 2018 for our packaging and materials services. All 106 of our tin suppliers for our packaging and materials services responded to our request to identify the SoRs from which they sourced tin during 2018, representing 100% of our total tin expenditure.

Based on an inspection of the list available at www.responsiblemineralsinitiative.org/ conducted on December 31, 2018, all 73 SoRs from which we indirectly purchased tin in 2018 for our packaging and materials services are participants in the RMAP operated by RMI.

Tungsten

During 2018, we purchased tungsten for our packaging and materials services from a total of 22 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tungsten from SoRs or from other third parties. Based on the CMRTs we collected, we identified 39 SoRs from which we indirectly purchased tungsten for our packaging and materials services in 2018. All 22 of our tungsten suppliers for our packaging and materials services responded to our request to identify the SoRs from which they sourced tungsten during 2018, representing 100% of our total tungsten expenditure.

Based on an inspection of the list available at www.responsiblemineralsinitiative.org/ conducted on December 31, 2018, all 39 SoRs from which we indirectly purchased tungsten for our packaging and materials services in 2018 are participants in the RMAP operated by RMI or participants in the Tungsten Industry—Conflict Minerals Council (“TI-CMC”).

Tantalum

During 2018, we purchased tantalum for our packaging and materials services from 40 suppliers. None of these suppliers are SoRs, and all these suppliers purchased tantalum from SoRs or from other third parties. Based on the CMRTs we collected, we identified a total of 41 SoRs from which we indirectly purchased tantalum in 2018 for our packaging and materials services. All 40 of our tantalum suppliers for our packaging and materials services responded to our request to identify the SoRs from which they sourced tantalum during 2018, representing 100% of our total tantalum expenditure.

Based on an inspection of the list available at www.responsiblemineralsinitiative.org/ conducted on December 31, 2018, all 41 of the SoRs from which we indirectly purchased tantalum in 2018 for our packaging and materials services are participants in the RMAP operated by RMI.

Electronic Manufacturing Services

During the reporting period, we selected 379 suppliers from a total of 1,467 suppliers for our electronic manufacturing services for the purpose of identifying SoRs. The 379 suppliers were selected based on the assessment criteria mentioned in the section entitled RCOI.

Gold

Among the 379 selected suppliers, we purchased gold for our electronic manufacturing services from 265 suppliers in 2018. None of these suppliers are SoRs, and all these suppliers purchased gold from SoRs or from other third parties. Based on the CMRTs we collected, we identified 104 SoRs from which we indirectly purchased gold for our electronic manufacturing services. All 265 gold suppliers responded to our request to identify the SoRs from which they sourced gold during 2018.

Based on an inspection of the list available at www.responsiblemineralsinitiative.org/ conducted on December 31, 2018, all 104 SoRs from which we indirectly purchased gold for our electronic manufacturing services in 2018 are participants in at least one of (i) the RMAP operated by RMI, (ii) the LBMA, or (iii) the RJC.

Tin

Among the 379 selected suppliers, we purchased tin for our electronic manufacturing services from 308 suppliers in 2018. None of these suppliers are SoRs, and all these suppliers purchased tin from SoRs or from other third parties. Based on the CMRTs we collected, we identified 75 SoRs from which we indirectly purchased tin for our electronic manufacturing services. All 308 tin suppliers responded to our request to identify the SoRs from which they sourced tin during 2018.

Based on an inspection of the list available at www.responsiblemineralsinitiative.org/ conducted on December 31, 2018, all 75 SoRs from which we indirectly purchased tin for our electronic manufacturing services in 2018 are participants in the RMAP operated by RMI.

Tungsten

Among the 379 selected suppliers, we purchased tungsten for our electronic manufacturing services from 148 suppliers in 2018. None of these suppliers are SoRs, and all these suppliers purchased tungsten from SoRs or from other third parties. Based on the CMRTs we collected, we identified 41 SoRs from which we indirectly purchased tungsten for our electronic manufacturing services. All 148 tungsten suppliers responded to our request to identify the SoRs from which they sourced tungsten during 2018.

Based on an inspection of the list available at www.responsiblemineralsinitiative.org/ conducted on December 31, 2018, all 41 SoRs from which we indirectly purchased tungsten for our electronic manufacturing services in 2018 are participants in either the RMAP operated by RMI or the TI-CMC program.

Tantalum

Among the 379 selected suppliers, we purchased tantalum for our electronic manufacturing services from 108 suppliers in 2018. None of these suppliers are SoRs, and all these suppliers purchased tantalum from SoRs or from other third parties. Based on the CMRTs we collected, we identified 40 SoRs from which we indirectly purchased tantalum for our electronic manufacturing services. All 108 tantalum suppliers responded to our request to identify the SoRs from which they sourced tantalum during 2018.

Based on an inspection of the list available at www.responsiblemineralsinitiative.org/ conducted on December 31, 2018, all 40 SoRs from which we indirectly purchased tantalum for our electronic manufacturing services in 2018 are participants in the RMAP operated by RMI.

Part I. Due Diligence

Design of Due Diligence

ASEH designed its due diligence measures to conform to the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (the “OECD Guidance”), including the related supplements on gold, tin, tantalum and tungsten.

Due Diligence Measures Performed

OECD Step 1	Establish strong company management systems
A. Adopt and clearly communicate to suppliers and public

The ASE Technology Holding Co., Ltd. Corporate Policy for Sourcing Conflict Minerals is posted on our website (and attached here as Annex A) to address our commitment to exercise due diligence in accordance with the OECD Guidance.

Additionally, we distribute our conflict minerals policy to each of our suppliers of conflict minerals who must agree that the policy will be complied with and required each supplier to certify they understand our conflict minerals policy and will comply with its covenants.

B. Structure internal management to support due diligence

Our conflict minerals management team is a comprehensive cross-functional team under the direction of our Chief Operating Officer (“COO”).

The team is responsible for implementing the conflict minerals compliance mechanism, including planning, analysis, tracking, monitoring, and communication and reporting for the business wide initiative.

C. Establish a system of controls and transparency over the mineral supply chain

Conflict minerals procedures are documented in our specifications system and managed by our conflict minerals management team. The bills-of-materials required for different customer products across all manufacturing operations are controlled by our manufacturing execution system software.

The primary method for gathering conflict mineral data is through the deployment and gathering of Responsible Minerals Initiative (“RMI”), which is developed by Conflict Minerals Reporting Template (“CMRT”). We store such data and maintain other related records for a minimum of five years in a comprehensive filing system.

Aligned with industry practice, we utilize a conflict minerals data tool to manage a large number of suppliers’ CMRTs, auto-validates smelter status with updated RMI smelter list and aggregates smelter reporting for our customers.

D. Strengthen company engagement with suppliers

ASEH’s subsidiaries communicate our conflict minerals policy and requirements to relevant suppliers through our website. In addition to the website, ASEH’s subsidiaries are building person-to-person links between employees and suppliers to improve the quality and consistency of supplier communications.

ASEH’s subsidiaries hold several supplier seminars/workshops at multiple manufacturing facilities to announce new requirements, and provide training to suppliers to enable them to better understand how to improve their conflict minerals monitoring mechanism, including smelter data quality.

We amended and added conflict minerals terms to our subsidiaries’ Purchase Orders pursuant to which our suppliers agree (i) to use industry standard efforts to ensure 3TG materials covered by the purchase order and sourced from mines in the DRC or the Covered Countries do not directly or indirectly finance illegal militia in the above-mentioned area, (ii) to promptly notify us if any materials covered by the purchase order do contain conflict minerals that are not DRC Conflict Free and to provide a report on the mine and/or smelter of origin of the conflict minerals and the related chain of custody and (iii) to only supply us with materials that contain DRC Conflict Free minerals sourced from certified DRC Conflict Free smelter and refinery programs.

E. Establish grievance mechanism

ASEH encourages suppliers and employees to have open and honest dialog on issues of mutual interest.

We provide three email addresses for our subsidiaries (ASE_CM@aseglobal.com, petition@spil.com.tw and conflict_minerals@usiglobal.com) for general surveys, inquiries and grievances regarding our conflict minerals program. Our conflict mineral mechanism can also be found on our website (http://www.aseglobal.com/en/csr_conflict_minerals_compliance.html).

OECD Step 2	Identify and assess risk in the supply chain
A. Identify risks in the supply chain

Our process for identifying conflict minerals risk in the supply chain is as follows:

(a)  Identify all our suppliers who provide direct materials and components which may contain conflict minerals being necessary to the functionality or production of our products.

(b)  Conduct an annual suppliers’ survey through the CMRTs to identify the SoRs and the origin countries of conflict minerals.

(c)  Review each received CMRT based on our internal standard procedure to check the quality such as the suppliers’ conflict minerals policies, suppliers’ data collection from next tier suppliers, and SoRs identification and disclosure.

(d)  For our electronic manufacturing services, depending on the complexity of the supply chain, we:

•     Assess the value of the annual purchase volume of all conflict minerals.

•     Prioritize conflict mineral sources by dollar volume to leverage impact from available analytical resources.

B. Assess risks of adverse impacts

(a)  Assess data gathered on the CMRTs to identify potential inconsistencies or “red flags.”

(b)  Define annual supplier risk criteria.

(c)  Carry out on-site or document audit for suppliers determined as at-risk suppliers according to the risk criteria.

(d)  Follow up as appropriate to resolve items of concern.

OECD Step 3	Design and implement a strategy to respond to identified risks
A. Report finding to designated senior management	Periodic reviews are held and status are reported to our COO, Chief Financial Officer (“CFO”) and Chief Administrator Officer (“CAO”) who are also our Corporate Sustainability Committee members and senior management in order for them to be aware of current conflict minerals compliance status.
B. Devise and adopt a risk management plan

Our risk management plan includes tracking SoRs information to check if they may be from DRC or the Covered Countries, or not from scrap or recycled sources.

We compare supplier smelter data to RMI RCOI data to identify actual smelter origins.

Additionally, ASEH’s subsidiaries developed their own conflict minerals audit checklists to implement an on-site or document audit process. ASEH’s subsidiaries are required to validate suppliers’ mechanisms related to important aspects of conflict minerals management.

Finally, we continue to work with non-compliant suppliers to obtain RMAP certification, or other independence third party audit program. Suppliers unwilling or incapable of achieving such certification are considered to be replaced by compliant suppliers.

C. Implement the risk management plan, monitor and track performance of risk mitigation efforts and report back to designated senior management

We use CMRTs and the up-to-date RMAP compliant smelter lists to monitor and track our suppliers and their SoRs information. For compliance year 2018, our packaging and materials services received CMRTs from 100% of our conflict minerals suppliers surveyed and electronic manufacturing services received CMRTs from 100% of our conflict minerals suppliers surveyed.

We request our suppliers to provide an updated response of their CMRTs if there is any change. We maintain a regular communication channel with our senior management as mentioned-above. surveyed.

 We request our suppliers to provide an updated response of their CMRTs if there is any change. We maintain a regular communication channel with our senior management as mentioned-above.

D. Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances

We have begun supplier audits to assess the accuracy of data and statements made by larger suppliers. This program will be broadened over time.

As a member of the RBA and RMI, RCOI data is accessible to use and to manage our suppliers’ SoRs information.

OECD Step 4	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

For the Compliance Year 2018, ASEH has undertaken an Independent Private Sector Audit (“IPSA”) of our Conflict Minerals Report in compliance with the requirements set forth in the SEC Conflict Minerals Final Rule and subsequent SEC Guidance.

As a member of RMI, we leverage the due diligence conducted on smelters by the RMAP which uses independent third-party auditors to audit the source of the conflict minerals used by smelters.

OECD Step 5	Report on supply chain due diligence.
We report annually on our supply chain due diligence activities including the conflict minerals program in our annual sustainability report and we file a Form SD and Conflict Minerals Report (“CMR”) for Compliance Year 2018 with the US Securities and Exchange Commission on or before the May 31, 2019 deadline in compliance with the SEC Conflict Minerals Final Rule and subsequent guidance. This information is publicly available on our company website at
http://www.aseglobal.com/en/csr_conflict_minerals_compliance.html

Part II. Due Diligence Determination and Product Declaration

Product Declaration

Our RCOI results did not provide us a sufficient level of confidence to enable us to report that all our products are conflict-free. Pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, we therefore conducted additional due diligence on the source and chain of custody of the necessary conflict minerals in our products in order to obtain reasonable and reliable evidence that the gold, tin, tungsten or tantalum used by us in 2018 either (i) did not directly or indirectly benefit violent organizations in the Democratic Republic of the Congo or adjacent regions or (ii) came from recycled or scrap sources.

Based on our RCOI analysis and due diligence measures described in this report, we made the following product determinations.

Packaging and Materials Services:

Based on the CMRTs we received, all identified SoRs used in our packaging and materials services products were certified by RMI or were in the process of receiving RMI certificates in 2018. We reasonably believe that such SoRs are DRC Conflict-Free.

Electronic Manufacturing Services:

Given the large number of suppliers for our electronic manufacturing services, we developed a sampling program to select material suppliers for the purpose of identifying SoRs. We believe that our due diligence performed based on the sampling program is sufficient and appropriate to provide a reasonable basis for our determination. Based on the CMRTs we received, all identified SoRs used in our electronic manufacturing services products were certified by RMI or were in the process of receiving RMI certificates in 2018. Therefore, we reasonably believe that such SoRs are DRC Conflict-Free.

Glossary

A glossary of abbreviations and terms is included in Annex C.

Facilities used to Process Conflict Minerals

A list of smelters and refiners that sourced conflict minerals utilized in our services is provided in Annex D.

Conflict Minerals Country of Origin

A list of countries where conflict minerals were mined or extracted is listed in Annex E. These minerals may have been smelted or refined in the country of extraction or in facilities around the world.

Part III – Future Due Diligence Improvements

•	Continue to improve our conflict minerals process for new suppliers.

•	Continue to work with our suppliers to confirm that they understand and comply with ASEH’s conflict minerals policy and requirements.

•	Work with our suppliers to ensure that the smelters and refiners they source conflict minerals from in our supply chain are actively participating or progressing toward RMAP listing or other independence third party audit programs.

•	Assess suppliers’ due diligence processes through on-site audits so as to assist suppliers to build up and improve their internal management systems.

•	Enhance our conflict minerals data tool with advanced management and analysis functionalities.

•	Annually hold supplier seminars to assist suppliers with their conflict minerals programs.

Part IV – Independent Private Sector Audit

We obtained an independent private sector audit by KPMG. The independent accountant’s report is set forth in Annex B.

Annex A –ASE Technology Holding Co., Ltd. Corporate Policy for Sourcing Conflict Minerals

The mining and distribution of “conflict minerals”1 originating from the Democratic Republic of the Congo (the “DRC”) are sometimes controlled by violent organizations in order to fund conflict in that country and adjacent regions. Our industry supply chains are inadvertently subject to metals derived from these conflict minerals which can be introduced through the metals we use such as gold, tin, tantalum and tungsten. ASE Technology Holding Co., Ltd. and its subsidiaries (collectively, “ASE Technology Holding “) is dedicated to the elimination of these conflict minerals in our supply chain and to using only responsibly sourced “conflict-free minerals”2. We expect our suppliers to source conflict-free minerals from smelters or refineries that have been certified by an independent third party audit program to fulfill our objective. It is also our objective to support the continued use of conflict-free minerals from the DRC and its adjacent regions such that responsible mining is not diminished. We exercise due diligence with our suppliers on the origin and supply chain of minerals in accordance with the “OECD Due Diligence for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” to establish conflict minerals management mechanism.

All suppliers to ASE Technology Holding must support this policy by:

(a)	Being diligent in their assessment and validation of their supply chains to ensure ASE Technology Holding’s objectives of a transparent supply chain and conflict-free purchases are inputs to the services and products we produce.

(b)	Be in compliance at all times with all regional and international regulations for conflict minerals.

(c)	Be in compliance at all times with industry standards for the sourcing and reporting of conflict minerals.

(d)	Being diligent and accurate in their formal assurances of conflict-free minerals provided to us.

_____________________

1 Conflict minerals are columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives as defined in the Dodd-Frank Act section 1502 and SEC Rule 13p-1 under the Securities Exchange Act of 1934.

2 Conflict-free minerals are conflict minerals that through their distribution directly or indirectly do not benefit violent organizations in the Democratic Republic of the Congo and its adjacent regions.

Annex B –Independent Accountants’ Report

Independent Accountants’ Report

To the Board of Directors and Shareholders of ASE Technology Holding Co., Ltd.:

We have examined:

•	whether the design of ASE Technology Holding Co., Ltd. (the “Company”) due diligence framework as set forth in the section titled “Part I. Due Diligence” of the Company’s Conflict Minerals Report for the reporting period from January 1 to December 31, 2018 (the “Conflict Minerals Report”), is in conformity, in all material respects, with the criteria set forth in the Organisation of Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and

•	whether the Company’s description of the due diligence measures it performed, as set forth in the section titled “Part I. Due Diligence” of the Company’s Conflict Minerals Report, is consistent, in all material respects, with the due diligence process that the Company undertook.

Management from the Company is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the examination to obtain reasonable assurance about whether the design of the Company’s due diligence framework is in conformity with the OECD Due Diligence Guidance and whether the description of the due diligence measures the Company performed is consistent with the due diligence process that the Company undertook, in all material respects. An examination involves performing procedures to obtain evidence about the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed. The nature, timing and extent of the procedures selected depend on our professional judgment, including an assessment of the risks of material misstatement of the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed. We believe that the evidence we obtained is sufficient and appropriate to provide a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;

•	The completeness of the Company’s description of the due diligence measures performed;

•	The suitability of the design or operating effectiveness of the Company’s due diligence process;

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the section titled “Part I. Due Diligence.”

In our opinion,

•	the design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2018, as set forth in the Company’s Conflict Minerals Report, is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

•	the Company’s description of the due diligence measures it performed for the reporting period from January 1 to December 31, 2018 as set forth in its Conflict Minerals Report, is consistent, in all material respects, with the due diligence process that the Company undertook.

KPMG

/s/ KPMG

Taipei, Taiwan (the Republic of China)

May 31, 2019

Annex C – Glossary

Term	Explanation
ASEH	ASE Technology Holding Co., Ltd.
ASE	Advanced Semiconductor Engineering, Inc.
SPIL	Siliconware Precision Industries Co., Ltd.
USI	Universal Scientific Industrial Co., Ltd.
RMI	Responsible Minerals Initiative
RMAP	Responsible Minerals Assurance Process
CMRT	Conflict Minerals Reporting Template
DRC Conflict-Free	DRC Conflict-free minerals are conflict minerals that, through their mining or distribution, directly or indirectly, do not benefit violent organizations in the Democratic Republic of the Congo and its adjacent regions
RBA	Responsible Business Alliance
GeSI	Global e-Sustainability Initiative
OECD	Organisation for Economic Co-operation and Development
LBMA	London Bullion Market Association
RCOI	Reasonable Country of Origin Inquiry
RJC	Responsible Jewellery Council
SoRs	Smelter or Refiner
TI-CMC	Tungsten Industry—Conflict Minerals Council

Annex D – Smelter List

Metal	Smelter Identification Number	Smelter or Refiner Name	Smelter Country
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Brazil	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
Gold	CID000082	Amagasaki Factory, Hyogo Prefecture, Japan	JAPAN
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CID000157	Boliden AB	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
Gold	CID000185	CCR	CANADA
Gold	CID000189	Cendres + M?taux SA	SWITZERLAND
Gold	CID000233	Chimet S.p.A.	ITALY
Gold	CID000264	Chugai Mining	JAPAN
Gold	CID000328	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID000359	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	CID000362	Doduco	GERMANY
Gold	CID000401	Dowa	JAPAN
Gold	CID000425	Eco-System Recycling Co., Ltd.	JAPAN
Gold	CID000493	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	CID000689	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	CID000694	Heimerle + Meule GmbH	GERMANY
Gold	CID000707	Heraeus Ltd. Hong Kong	CHINA
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	CID000814	Istanbul Gold Refinery	TURKEY
Gold	CID000823	Japan Mint	JAPAN
Gold	CID000855	JCC	CHINA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	CID000957	Kazzinc	KAZAKHSTAN
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	CID001113	Materion	UNITED STATES OF AMERICA
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	CID001153	Metalor Switzerland	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	CID001161	Metal?rgica Met-Mex Pe?oles, S.A. de C.V	MEXICO
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
Gold	CID001193	Mitsui Kinzoku Co., Ltd.	JAPAN
Gold	CID001204	Federal State Unitary Enterprise Moscow Special Processing Plant (FSUE MZSS)	RUSSIAN FEDERATION
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	CID001352	PAMP S.A.	SWITZERLAND
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	CID001498	PX Precinox S.A.	SWITZERLAND
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	CID001534	Royal Canadian Mint	CANADA
Gold	CID001555	Samdok Metal	KOREA, REPUBLIC OF
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	CID001756	Shyolkovsky	RUSSIAN FEDERATION
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	CID001798	MEM(Sumitomo Group)	JAPAN
Gold	CID001875	Shonan Plant Tanaka Kikinzoku	JAPAN
Gold	CID001916	China's Shandong Gold Mining Co., Ltd	CHINA
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID001955	Torecom	KOREA, REPUBLIC OF
Gold	CID001977	Umicore Brasil Ltda.	BRAZIL
Gold	CID001980	Metallurgie Hoboken Overpelt	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

Gold	CID002003	Valcambi S.A.	SWITZERLAND
Gold	CID002030	AGR (Perth Mint Australia)	AUSTRALIA
Gold	CID002100	Yamakin Co., Ltd.	JAPAN
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
Gold	CID002224	China Henan Zhongyuan Gold Smelter	CHINA
Gold	CID002243	Fujian Zijin mining stock company gold smelter	CHINA
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	CID002510	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	CID002511	KGHM Polska Miedz S.A.	POLAND
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	CID002560	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	CID002580	T.C.A S.p.A	ITALY
Gold	CID002582	Remondis Argentia B.V.	NETHERLANDS
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002606	Marsam Metals	BRAZIL
Gold	CID002761	SAAMP	FRANCE
Gold	CID002762	L'Orfebre S.A.	ANDORRA
Gold	CID002765	Italpreziosi	ITALY
Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA
Gold	CID002863	BALORE REFINERSGA	INDIA
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE
Gold	CID002973	Safimet S.p.A	ITALY
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Brazil	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
Gold	CID000082	Amagasaki Factory, Hyogo Prefecture, Japan	JAPAN
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	CID000157	Boliden AB	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
Gold	CID000185	CCR	CANADA
Gold	CID000189	Cendres + M?taux SA	SWITZERLAND
Gold	CID000233	Chimet S.p.A.	ITALY
Gold	CID000264	Chugai Mining	JAPAN
Gold	CID000328	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID000359	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	CID000362	Doduco	GERMANY
Gold	CID000401	Dowa	JAPAN
Gold	CID000425	Eco-System Recycling Co., Ltd.	JAPAN
Gold	CID000493	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	CID000689	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	CID000694	Heimerle + Meule GmbH	GERMANY
Gold	CID000707	Heraeus Ltd. Hong Kong	CHINA
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	CID000814	Istanbul Gold Refinery	TURKEY
Gold	CID000823	Japan Mint	JAPAN
Gold	CID000855	JCC	CHINA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	CID000957	Kazzinc	KAZAKHSTAN
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	CID001113	Materion	UNITED STATES OF AMERICA
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	CID001153	Metalor Switzerland	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	CID001161	Metal?rgica Met-Mex Pe?oles, S.A. de C.V	MEXICO
Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
Gold	CID001193	Mitsui Kinzoku Co., Ltd.	JAPAN
Gold	CID001204	Federal State Unitary Enterprise Moscow Special Processing Plant (FSUE MZSS)	RUSSIAN FEDERATION
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY

Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	CID001352	PAMP S.A.	SWITZERLAND
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	CID001498	PX Precinox S.A.	SWITZERLAND
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	CID001534	Royal Canadian Mint	CANADA
Gold	CID001555	Samdok Metal	KOREA, REPUBLIC OF
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	CID001756	Shyolkovsky	RUSSIAN FEDERATION
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	CID001798	MEM(Sumitomo Group)	JAPAN
Gold	CID001875	Shonan Plant Tanaka Kikinzoku	JAPAN
Gold	CID001916	China's Shandong Gold Mining Co., Ltd	CHINA
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID001955	Torecom	KOREA, REPUBLIC OF
Gold	CID001977	Umicore Brasil Ltda.	BRAZIL
Gold	CID001980	Metallurgie Hoboken Overpelt	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	CID002003	Valcambi S.A.	SWITZERLAND
Gold	CID002030	AGR (Perth Mint Australia)	AUSTRALIA
Gold	CID002100	Yamakin Co., Ltd.	JAPAN
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
Gold	CID002224	China Henan Zhongyuan Gold Smelter	CHINA
Gold	CID002243	Fujian Zijin mining stock company gold smelter	CHINA
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	CID002510	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	CID002511	KGHM Polska Miedz S.A.	POLAND
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	CID002560	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	CID002580	T.C.A S.p.A	ITALY
Gold	CID002582	Remondis Argentia B.V.	NETHERLANDS
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002606	Marsam Metals	BRAZIL

Gold	CID002761	SAAMP	FRANCE
Gold	CID002762	L'Orfebre S.A.	ANDORRA
Gold	CID002765	Italpreziosi	ITALY
Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA
Gold	CID002863	BALORE REFINERSGA	INDIA
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE
Gold	CID002973	Safimet S.p.A	ITALY
Tin	CID000228	Chenzhou Yun Xiang mining limited liability company	CHINA
Tin	CID000244	China Rare Metal Material Co., Ltd.	CHINA
Tin	CID000292	Alent plc	UNITED STATES OF AMERICA
Tin	CID000306	CV Gita Pesona	INDONESIA
Tin	CID000309	CV Nurjanah	INDONESIA
Tin	CID000313	CV Serumpun Sebalai	INDONESIA
Tin	CID000315	CV United Smelting	INDONESIA
Tin	CID000402	Dowa	JAPAN
Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID000468	Fenix Metals	POLAND
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CID000555	Gejiu Zi-Li	CHINA
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	CID001070	China Tin (Hechi)	CHINA
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL
Tin	CID001182	Funsur Smelter	PERU
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN
Tin	CID001231	Jiangxi Nanshan	CHINA
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	CID001337	OMSA	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA
Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA
Tin	CID001419	PT Bangka Tin Industry	INDONESIA
Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA
Tin	CID001428	Brand IMLI	INDONESIA

Tin	CID001434	PT DS Jaya Abadi	INDONESIA
Tin	CID001438	PT Eunindo Usaha Mandiri	INDONESIA
Tin	CID001448	PT Karimun Mining	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	INDONESIA
Tin	CID001457	PT Panca Mega Persada	INDONESIA
Tin	CID001458	PT Prima Timah Utama	INDONESIA
Tin	CID001460	Brand RBT	INDONESIA
Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA
Tin	CID001471	PT Sumber Jaya Indah	INDONESIA
Tin	CID001477	Kundur Smelter	INDONESIA
Tin	CID001482	INDONESIAN STATE TIN CORPORATION MENTOK SMELTER	INDONESIA
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA
Tin	CID001493	PT Tommy Utama	INDONESIA
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	CID001758	Soft Metais Ltda.	BRAZIL
Tin	CID001898	Thai Solder Industry Corp., Ltd.	THAILAND
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	CID002158	Chengfeng Metals Co Pte Ltd	CHINA
Tin	CID002180	China Yunnan Tin Co Ltd.	CHINA
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	CID002530	PT Inti Stania Prima	INDONESIA
Tin	CID002570	CV Ayi Jaya	INDONESIA
Tin	CID002592	CV Dua Sekawan	INDONESIA
Tin	CID002593	CV Tiga Sekawan	INDONESIA
Tin	CID002706	Resind Ind e Com Ltda.	BRAZIL
Tin	CID002773	Metallo Belgium N.V.	BELGIUM
Tin	CID002774	Metallo Spain S.L.U.	SPAIN
Tin	CID002776	PT Bangka Prima Tin	INDONESIA
Tin	CID002816	PT Sukses Inti Makmur	INDONESIA
Tin	CID002829	PT Kijang Jaya Mandiri	INDONESIA
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA
Tin	CID002859	Gejiu Jinye Mineral Company	CHINA
Tin	CID002870	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	CID003205	PT Bangka Serumpun	INDONESIA
Tantalum	CID000092	Asaka Riken Co., Ltd.	JAPAN
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CID000291	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	CID000456	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	CID000460	F & X	CHINA
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	CID000917	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	CID001076	LSM Brasil S.A.	BRAZIL
Tantalum	CID001163	Metallurgical Products India Pvt. Ltd. (MPIL)	INDIA
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL
Tantalum	CID001192	Mitsui Mining & Smelting	JAPAN
Tantalum	CID001200	Molycorp Silmet A.S.	ESTONIA
Tantalum	CID001277	Ningxia Non-Ferrous Metal Smeltery	CHINA
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA
Tantalum	CID001522	RFH	CHINA
Tantalum	CID001769	Solikamsk	RUSSIAN FEDERATION
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA
Tantalum	CID001969	ULBA	KAZAKHSTAN
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002539	KEMET Blue Metals	MEXICO
Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND
Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA

Tantalum	CID002549	H.C. Starck Ltd.	JAPAN
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
Tantalum	CID002568	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	CID002707	Resind Ind e Com Ltda.	BRAZIL
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	CID002847	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	CID003191	Jiujiang Janny New Material Co., Ltd.	CHINA
Tungsten	CID000004	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	CID000105	ATI Metalworking Products	UNITED STATES OF AMERICA
Tungsten	CID000218	Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	CID002833	ACL Metais Eireli	BRAZIL
Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	CID002833	ACL Metais Eireli	BRAZIL
Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION

Annex E – Countries of Origin of Conflict Minerals

It is likely that we used conflict minerals from many of the following sources as well as some that are not identified.

Argentina	Armenia	Australia	Austria
Azerbaijan	Belarus	Belgium	Benin
Bolivia	Bolivia (Plurinational State of)	Bosnia and Herzegovina	Brazil
Bulgaria	Burkina Faso	Burundi	Canada
Chile	China	Colombia	Congo, Democratic Republic of the Congo
Costa Rica	Czech Republic	Denmark	Dominican Republic
Ecuador	Egypt	Eritrea	Estonia
Ethiopia	Fiji	Finland	France
Gabon	Georgia	Germany	Ghana
Greece	Guatemala	Guinea	Guyana
Honduras	Hong Kong	Hungary	India
Indonesia	Ireland	Israel	Italy
Ivory Coast	Japan	Kazakhstan	Kenya
Kyrgyzstan	Laos	Latvia	Liberia
Liechtenstein	Lithuania	Luxembourg	Macau
Madagascar	Malaysia	Mali	Mauritania
Mauritania	Mexico	Mongolia	MoroL3o
Mozambique	Myanmar	Namibia	Netherlands
New Zealand	Nicaragua	Niger	Nigeria
Norway	Papua New Guinea	Peru	Philippines
Poland	Portugal	Romania	Russian Federation
Rwanda	Saudi Arabia	Senegal	Serbia
Sierra Leone	Singapore	Slovakia	South Africa
South Korea	Spain	Suriname	Swaziland
Sweden	Switzerland	Taiwan	Tanzania
Thailand	Togo	Turkey	Uganda
United Arab Emirates	United Kingdom of Great Britain	United Kingdom of Great Britain and Northern Ireland	United States of America
Uruguay	Uzbekistan	Venezuela	Zambia
Zimbabwe	Recycle/ Scrap